Exhibit 10.82
Confidential
Call Option Agreement
among
Jiangang Wang
New Allyes Information Technology (Shanghai) Co., Ltd
and
Shanghai Kuantong Advertisement Co., Ltd.

Call Option Agreement
     This Call Option Agreement (this “Agreement”) is entered into in Shanghai of the People’s Republic of China (the “PRC”) as of July 1, 2006 by and among the following Parties:
(1)	Jiangang Wang, Resident of the PRC, holding the Identification Card of the PRC (No. 310109760621561), with the address at Room 506, No.2 of No.15 Lane, Dahushan Road, Yangpu District, Shanghai (hereinafter “Shareholder”)
(2)	New Allyes Information Technology (Shanghai) Co., Ltd., a wholly-owned foreign enterprise incorporated under the laws of China (hereinafter “Company”)
(3)	Shanghai Kuantong Advertisement Co., Ltd., a company of limited liabilities incorporated under the laws of PRC (hereinafter “SH Kuantong”)

(Any sole party hereinafter shall be individually referred to as a “Party” and collectively, the “Parties”.)
Whereas:
(1)	Shareholder is the enrolled shareholders of SH Kuantong, legally holding a portion of 50% of the equity interest in SH Kuantong, the equity structure proportion of SH Kuantong is listed in the Appendix I as of the execution date of this Agreement.
(2)	The Shareholder and the Company concluded the Loan Agreement on June 20, 2006 and the Equity Pledge Agreement on July 1, 2006.
(3)	The Shareholder intends to transfer to the company or the person(s) designated by it (hereinafter “Designee(s)”), and the Designee(s) is willing to accept, all his respective equity interest in SH Kuantong, to the extent not violating PRC Law.
(3)	In order to conduct the above equity transfer, the Shareholder agree to jointly grant the Company an irrevocable call option for equity transfer (hereinafter the “Call Option”), under which and to the extent permitted by PRC Law, the Shareholder shall on demand of the Company transfer the Option Equity (as defined below) to the Company and/or the Designee(s) in accordance with the provisions contained herein.
Therefore, the Parties hereby have reached the following agreement upon mutual consultations:

Article 1 – Definition

1.1	Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:
“PRC Law” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.
“Designee(s)” shall mean individuals, companies, Chinese-foreign equity joint ventures, partnership enterprises, trust or non-company organizations.
“Option Equity” shall mean, in respect of the Shareholder, all of the equity interest held thereby in the SH Kuantong Registered Capital (as defined below).
“SH Kuantong Registered Capital” shall mean the registered capital of SH Kuantong as of the execution date of this Agreement, i.e., RMB1,000,000 which shall include any expanded registered capital as the result of any capital increase within the term of this Agreement.
“Transferred Equity” shall mean the equity of SH Kuantong which the Company or Designee(s) has the right to require the Shareholder to transfer to it or its designated entity or individual when the Company or Designee(s) exercises its Call Option (hereinafter the “Exercise of Option”) in accordance with Article 3.2 herein, the amount of which may be all or part of the Option Equity and the details of which shall be determined by the Company or the Designee(s) at its sole discretion in accordance with the then valid PRC Law and from its commercial consideration.
“Transfer Price” shall mean all the consideration that the Company or the Designee(s) is required to pay to the Shareholder in order to obtain the Transferred Equity upon each Exercise of Option.
“Business Permits” shall mean any approvals, permits, filings, registrations etc. which SH Kuantong is required to have for legally and validly operating its advertisement designing, producing, agency, publishing and all such other businesses, including but not limited to the Business License of the Corporate Legal Person, the Tax Registration Certificate and such other relevant licenses and permits as required by the then PRC Law.
“SH Kuantong Assets” shall mean all the tangible and intangible assets which SH Kuantong owns or has the right to use during the term of this Agreement, including but not limited to any immoveable and moveable assets, and such intellectual property rights as trademarks, copyrights, patents, proprietary know-how, domain names and software use rights.

“Material Agreement” shall mean an agreement to which SH Kuantong is a party and which has a material impact on the businesses or assets of SH Kuantong.
“Loan Agreement” shall mean the Loan Agreement entered into between the Shareholder and the Company.
1.2	The references to any PRC Law herein shall be deemed
(1)	to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)	to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.
1.3	Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.
Article 2 – Grant of Call Option
The Shareholder agrees to grant the Company or the Designee(s) hereby irrevocably and without any additional conditions with a Call Option, under which the Company or the Designee(s) shall have the right to require the Shareholder to transfer the Option Equity to the Company or the Designee(s) in such method as set out herein and as permitted by PRC Law. The Company or the Designee(s) also agrees to accept such Call Option.
Article 3 – Method of Exercise of Option
3.1	To the extent permitted by PRC Law, the Company shall have the sole discretion to determine the specific time, method and times of its Exercise of Option.

3.2	If the then PRC Law permits the Company or the Designee(s) to hold all the equity interest of SH Kuantong, then the Company shall have the right to elect to exercise all of its Call Option at once, where the Company or the Designee(s) shall accept all the Option Equity from the Shareholder at once; if the then PRC Law permits the Company or the Designee(s) to hold only part of the equity in SH Kuantong, the Company shall have the right to determine the amount of the Transferred Equity within the extent not exceeding the upper limit of shareholding ratio set out by the then PRC Law (hereinafter the “Shareholding Limit”), where the Company or the Designee(s) shall accept such amount of the Transferred Equity from the Shareholder. In the latter case, the Company shall have the right to exercise its Call Option at multiple times in line with the gradual deregulation of PRC Law on the permitted Shareholding Limit, with a view to ultimately acquiring all the Option Equity.

3.3	At each Exercise of Option by the Company, the Shareholder shall transfer their respective equity in the SH Kuantong to the Company or the Designee(s) respectively in accordance with the amount required by the Company. The Company or the Designee(s) shall pay the Transfer Price to the Shareholder for the Transferred Equity accepted in each Exercise of Option.

3.4	In each Exercise of Option, the Company may accept the Transferred Equity by itself or designate any third party to accept all or part of the Transferred Equity.

3.5	On deciding each Exercise of Option, the Company shall issue to the Shareholder a notice for exercising the Call Option (hereinafter the “Exercise Notice”, the form of which is set out as Appendix II hereto). The Shareholder shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity in accordance with the Exercise Notice to the Company or the Designee(s) in such method as described in Article 3.3 herein.

3.6	The Shareholder hereby undertakes and guarantees that once the company issues the Exercise Notice:
(1)	it shall immediately hold or request to hold a shareholders’ meeting and adopt a resolution through the shareholders’ meeting, and take all other necessary actions to agree to the transfer of all the Call Option to the Company or the Designee(s) at the Transfer Price;

(2)	it shall immediately enter into an equity transfer agreement with the Company or the Designee(s) for transfer of all the Transferred Equity to the Company or the Designee(s) at the Transfer Price; and

(3)	it shall provide the Company with necessary support (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of the Company and of the laws and regulations, in order that the Company or the Designee(s) may take all the Transferred Equity free from any legal defect.
3.7	At the meantime of this Agreement, the Shareholder shall respectively enter into a power of attorney (hereinafter the “Power of Attorney”, the form of which is set out as Appendix III hereto), authorizing in writing any person designated by the Company to, on behalf of the Shareholder, to enter into any and all of the legal documents in accordance with this Agreement so as to ensure that the Company or the Designee(s) takes all the Transferred Equity free from any legal defect. Such Power of Attorney shall be delivered for custody by the Company and the Company may, at any time if necessary, require the Shareholder to enter into multiple copies of the Power of Attorney respectively and deliver the same to the relevant government department.
3.8	The Transferred Price obtained by the Shareholder upon each Exercise of Option shall be first used to repay the relevant loans of the Shareholder under the Loan Agreements.
Article 4 – Representations and Warranties
4.1	The Shareholder hereby represents and warrants as follows:
4.1.1	The Shareholder is a PRC citizen with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party.

4.1.2	The Shareholder has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein. This Agreement is executed and delivered by Personal Shareholders legally and properly. This Agreement constitutes the legal and binding obligations on Personal Shareholders and is enforceable on it in accordance with its terms and conditions.

4.1.3	The Shareholder is the enrolled legal owner of the Option Equity as of the effective date of this Agreement, and except the rights created by this Agreement, the Shareholder shall cause the shareholders’ meeting not to approve any legal or beneficial rights or interest of the equity to be deal by sale, transfer, mortgage or other ways or to permit any other guarantees set up upon it. In accordance with this Agreement, the Company or the Designee(s) may, after the Exercise of Option, obtain the proper title to the Transferred Equity free from any lien, pledge, claim and other encumbrances and third party rights.

4.1.4	SH Kuantong shall obtain complete Business Permits as necessary for its operations upon this Agreement taking effect, and SH Kuantong shall have sufficient rights and qualifications to operate within PRC the businesses of advertising and other business relating to its current business structure. SH Kuantong has conducted its business legally since its establishment and has not incurred any cases which violate or may violate the regulations and requirements set forth by the departments of commerce and industry, tax, culture, news, quality technology supervision, labor and social security and other governmental departments or any disputes in respect of breach of contract.

4.2	The Company hereby represents and warrants as follows:
4.2.1	The Company is a limited liability corporation duly registered and validly existing under PRC Law, with independent status as a legal person; The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

4.2.2	The Company has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.
Article 5 – Undertakings by the Shareholders
The Shareholder hereby undertakes:
5.1	Within the term of this Agreement that he must take all necessary measures to ensure that SH Kuantong is able to obtain all the Business Permits necessary for its business in a timely manner and all the Business Permits remain in effect at any time.

5.2	The Shareholder hereby undertakes within the term of this Agreement that without the prior written consent by the Company,
5.2.1	the Shareholder shall not transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party rights on any Option Equity;

5.2.2	it shall not increase or decrease the SH Kuantong Registered Capital;

5.2.3	it shall not dispose of or cause the management of SH Kuantong to dispose of any of the SH Kuantong Assets (except as occurs during the arm’s length operations);

5.2.4	it shall not terminate or cause the management of SH Kuantong to terminate any Material Agreements entered into by SH Kuantong, or enter into any other Material Agreements in conflict with the existing Material Agreements;

5.2.5	it shall not appoint or cancel or replace any executive directors or members of board of directors (if any), supervisors or any other management personnel of SH Kuantong to be appointed or dismissed by the Shareholders;

5.2.6	it shall not announce the distribution of or in practice release any distributable profit, dividend or share profit or cast affirmative votes regarding the aforesaid distribution or release;

5.2.7	to maintain the ownership of SH Kuantong to all its assets, it shall sign all the necessary or appropriate documents, take all the necessary or appropriate actions, file any necessary or appropriate claim or make any necessary and appropriate defence to all the claims;

5.2.8	it shall not amend the Articles of Association of SH Kuantong;

5.2.9	it shall ensure that SH Kuantong shall not lend or borrow any money, or provide guarantee or engage in security activities in any other forms, or bear any substantial obligations other than on the arm’s length basis.
5.3	The Shareholder hereby undertakes that it must make all its efforts during the term of this Agreement to develop the business of SH Kuantong, and ensure that the operations of SH Kuantong are legal and in compliance with the regulations and that it shall not engage in any actions or omissions which might harm the SH Kuantong Assets or its credit standing or affect the validity of the Business Permits of SH Kuantong.
Article 6 – Confidentiality
6.1	Notwithstanding the termination of this Agreement, the Shareholder shall be obligated to keep in confidence the following information (hereinafter collectively the “Confidential Information”):
(i)	information on the execution, performance and the contents of this Agreement;

(ii)	the commercial secret, proprietary information and customer information in relation to the Company known to or received by it as the result of execution and performance of this Agreement; and

(iii)	the commercial secrets, proprietary information and customer information in relation to SH Kuantong known to or received by it as the shareholder of SH Kuantong.
The Shareholder may use such Confidential Information only for the purpose of performing its obligations under this Agreement. The Shareholder shall not disclose the above Confidential Information to any third parties without the written consent from the Company, or they shall bear the default liability and indemnify the losses.
6.2	Upon termination of this Agreement, the Shareholder shall, upon demand by the

Company, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

6.3	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.
Article 7 – Term of Agreement
7.1	This Agreement shall take effect as of the date of formal execution by the Parties and terminate when all the Option Equity is legally transferred under the name of the Company and the Designee(s) in accordance with the provisions of this Agreement.
Article 8 – Notice
8.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.
Article 9 – Liability for Breach of Contract
9.1	The Parties agree and confirm that, if the Shareholder (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (hereinafter a “Default”), then the Company shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures:
(1) to terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or
(2) mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.
9.2	The Parties agree and confirm that in no circumstances shall the Shareholder request the termination of this Agreement for any reason, except otherwise stipulated by law or this Agreement.

9.3	The rights and relieves prescribed in this Agreement are accumulative and don’t exclude any other rights or relieves ruled by the laws.

9.4	Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.
Article 10 – Miscellaneous
10.1	This Agreement shall be prepared in the Chinese language in 2 original copies, with each involved Party holding one (1) copy hereof.

10.2	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to PRC Law.

10.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties to the dispute, and if the Parties to the dispute cannot reach an agreement regarding such disputes within [thirty (30)] days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties to the dispute.

10.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

10.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

10.6	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

10.7	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

10.8	Upon execution, this Agreement shall substitute any other legal documents previously executed by the Parties on the same subject. Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

10.9	Without prior written consent by the Company, the Shareholder shall not transfer to any third party any of its right and/or obligation under this Agreement, the Company shall have the right to transfer to any third party designated by it any of its right and/or obligation under this Agreement after notice to the Shareholder.

10.10	This Agreement shall be binding on the legal successors of the Parties.
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IN WITNESS HEREOF, the following Parties have caused this Call Option Agreement to be executed as of the date and in the place first here above mentioned.
Jiangang Wang
/s/ Jiangang Wang

New Allyes Information Technology (Shanghai) Co., Ltd.

Signature by Authorized Representative: Name: Zhu Hailong	/s/ Zhu Hailong
Position: CEO

Shanghai Kuantong Advertisement Co., Ltd.

Signature by Authorized Representative: Name: Zhu Hailong	/s/ Zhu Hailong
Position:

Appendix I:
Section I-Basic Information of SH Kuantong

Company Name	Shanghai Kuantong Advertisement Co., Ltd.

Registered Capital (RMB)	1,000,000

Equity Structure

Name of the Shareholder	Capital Contribution (RMB)	Equity Structure
Suyang Zhang	500,000	50%

Jiangang Wang	500,000	50%

Total	1,000,000	100%

Appendix II:
Format of the Option Exercise Notice
To: [Jiangang Wang]
As our company and you signed an Call Option Agreement as of July 1, 2006 (hereinafter the “Option Agreement”), and reached an agreement that you shall transfer the equity you hold in Shanghai Kuantong Advertisement Co., Ltd. (hereinafter the “SH Kuantong”) to our company or any third parties designated by our company on demand of our company to the extent as permitted by PRC Law and regulations,
Therefore, our company hereby gives this Notice to you as follows:
Our company hereby requires to exercise the Call Option under the Option Agreement and [our company]/[name of company/individual] designated by our company shall accept the equity you hold accounting for 50% of SH Kuantong Registered Capital (hereinafter the “Proposed Accepted Equity”). You is required to forthwith transfer all the Proposed Accepted Equity to [our company]/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.
Best regards,
New Allyes Information Technology (Shanghai) Co., Ltd..
(Chop)
Authorized Representative:
Date:

Appendix III:
Form of the Power of Attorney
I, Jiangang Wang, hereby irrevocably entrust                                          [with his/her identity card number of                                         ] , as the authorized representative of me/the company, to sign the Equity Transfer Agreement and other relevant legal documents between me and                                          regarding the Equity Transfer of Shanghai Kuantong Advertisement Co., Ltd.

/s/ Jiangang Wang July 1, 2006